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Exhibit 99.2

Meetinghouse Bancorp Logo

Proposed Holding Company for
Meetinghouse Bank

Questions and Answers
About Our Conversion
and Stock Offering

The shares of common stock being offered are not deposits or savings accounts and are not insured by the
Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

This pamphlet answers questions about the Meetinghouse Bank conversion and the Meetinghouse Bancorp stock offering. Investing in shares of common stock involves certain risks. For a discussion of these risks and other factors, including a detailed description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading "Risk Factors."

GENERAL – THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Meetinghouse Bank, our customers and the communities we serve.

Q.
What is the conversion?

A.
Under the Plan of Conversion (the "plan"), Meetinghouse Bank is converting from the mutual to stock form of organization. As a result of the conversion, Meetinghouse Bank will be the wholly owned subsidiary of a newly formed stock holding company named Meetinghouse Bancorp, Inc.

After the conversion is completed, 100% of the common stock of Meetinghouse Bancorp, Inc. will be owned by public stockholders.

Q.
Why is Meetinghouse Bank converting to the stock form of organization?

A.
The conversion to the stock holding company form of organization will enable Meetinghouse Bank to access capital through the sale of common stock by Meetinghouse Bancorp, Inc. This additional capital will provide us with the flexibility to support internal growth through increased lending in the communities we serve, support new products and services, support future branching activities and/or the acquisition of financial services companies as opportunities arise, implement more flexible capital management strategies and to retain and attract qualified personnel.

Q.
What effect will the conversion have on existing deposit and loan accounts and customer relationships?

A.
The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit and by the Share Insurance Fund. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of Meetinghouse Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

Q.
Will customers notice any change in Meetinghouse Bank's day-to-day activities as a result of the conversion and the offering?

A.
No. It will be business as usual. The conversion is an internal change in our corporate structure. There are no planned changes to our Board of Directors, management, staff or branches at this time.

THE STOCK OFFERING AND PURCHASING SHARES

Q.
Are Meetinghouse Bank's depositors required to purchase stock in the conversion?

A.
No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of Meetinghouse Bank. The conversion will allow customers of Meetinghouse Bank an opportunity to buy common stock and become stockholders of Meetinghouse Bancorp, Inc.

Q.
How many common shares are being offered and at what price?

A.
Meetinghouse Bancorp, Inc. is offering up to 575,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share.

Q.
Who is eligible to purchase common shares in the subscription and community offerings?

A.
Pursuant to the Plan, non-transferable rights to subscribe for shares of Meetinghouse Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority 1 – Persons with $50 or more on deposit at Meetinghouse Bank as of the close of business on December 31, 2010.

Priority 2 – Persons with $50 or more on deposit at Meetinghouse Bank as of the close of business on December 31, 2011.

Priority 3 – Our employee stock ownership plan.

Priority 4 – Our employees, officers and directors who do not have a higher priority right.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a direct Community Offering, with a preference given to natural persons residing in the Massachusetts communities of Dorchester and Milton.

Q.
If I subscribe, will I receive stock?

A.
Not necessarily. Your order does not guarantee that you will receive stock. This will depend on several factors such as the total number of shares ordered in the offering, your level of subscription priority, and possibly your account balance at the applicable record date. If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to subscribers in the subscription offering in the order of priority set forth above.

Q.
How many shares may I buy?

A.
The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by an individual or through a single qualifying account is 15,000 shares ($150,000), and no person together with an associate or group of persons acting in concert may purchase more than 25,000 shares ($250,000), as further discussed in the prospectus.

Q.
I have custodial accounts with the bank for my minor children. May I use these to purchase stock?

A.
Yes. However, the stock must be purchased in the name of the minor child. A custodial account does not entitle the custodian to purchase stock in his or her own name.

Q.
I have business accounts with the bank. May I use these to purchase stock?

A.
Yes. However, the stock must be purchased in the name of the business. A business account does not entitle the signor to purchase stock in his or her own name. Funds used to purchase stock must also come from the business.

Q.
Will the common stock be insured?

A.
NO. Like any common stock, the common stock of Meetinghouse Bancorp, Inc. will NOT be insured.

Q.
How do I order the common stock?

A.
You must complete and return the enclosed Stock Order and Certification Form, along with full payment. Instructions for completing your Stock Order and Certification Form are included with the order form. Your order must be received by us (not postmarked) by 12:00 Noon, Eastern Time,                                     . Delivery of an original stock order form (we reserve the right to reject copies or facsimiles) and full payment may be made by overnight courier to the address listed on the top of the stock order form, by hand-delivery to any of our full service banking locations, or by mail, using the Stock Order Reply Envelope provided. Please do not mail stock order forms to Meetinghouse Bank's office.

*
Due to recently announced reductions in U.S. Postal Service first class mail delivery standards, we encourage you to consider in-person or overnight delivery of your stock order form to ensure your order is received before the deadline.

Q.
How may I pay for my common stock?

A.
First, you may pay for common stock by check or money order made payable to Meetinghouse Bancorp, Inc. These funds will be cashed upon receipt. We cannot accept wires or third party checks. Meetinghouse Bank line of credit checks may not be used. Please do not mail cash!

Second, you may authorize us to withdraw funds from YOUR SAVINGS ACCOUNT or CERTIFICATE OF DEPOSIT at Meetinghouse Bank. There is no penalty for early withdrawal from a certificate of deposit for the purposes of purchasing stock in the offering. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. You may not designate withdrawal from Meetinghouse Bank accounts with check-writing privileges. Please submit a check instead. Also, IRA or other retirement accounts held at Meetinghouse Bank may not be listed for direct withdrawal. See information on IRAs below.

Q.
Will I earn interest on my funds?

A.
Funds received during the offering will be held in a segregated account at Meetinghouse Bank and will earn interest Meetinghouse Bank's passbook savings rate from the day the funds are received until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If paid by authorizing a direct withdrawal from your Meetinghouse Bank deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate, until they are withdrawn.

Q.
Can I purchase stock using funds in my Meetinghouse Bank IRA?

A.
Yes, but not directly. To do so, however, you must first establish a self-directed IRA at a brokerage firm and transfer the necessary funds from your IRA at Meetinghouse Bank. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time.

If you have a self-directed IRA and wish to use those funds, contact your broker as soon as possible. Whether you may use such funds for the purchase of shares in the stock offering may depend on time constraints and, possibly, limitations imposed by the brokerage firm or institution where your funds are held.

Q.
Will dividends be paid on the common stock?

A.
Following the offering, our board of directors will consider adopting a policy of paying cash dividends. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

Q.
How will the common stock be traded?

A.
After the completion of the offering, Meetinghouse Bancorp, Inc.'s stock is expected to trade on the Over the Counter Bulletin Board (OTCBB). However, no assurance can be given that an active and liquid market will develop.

Q.
Are executive officers and directors of Meetinghouse Bank planning to purchase stock?

A.
Yes! The executive officers and directors of Meetinghouse Bank plan to purchase, in the aggregate, $1,040,000 worth of stock or approximately 20.8% of the common stock offered at the minimum of the offering range.

Q.
Must I pay a commission?

A.
No. You will not be charged a commission on the purchase of common stock in the conversion. However, if you are purchasing through a brokerage account, your broker may charge fees associated with your account.

Q.
May I change my mind after I place an order to subscribe for stock?

A.
No. After receipt your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by                                    , in which event subscribers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Q.
If I purchase shares in the offering, when will I receive my stock certificate?

A.
Our transfer agent will send stock certificates by first class mail as soon as possible after completion of the stock offering. Although the shares of Meetinghouse Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on the arrangements you may make with your brokerage firm.

WHERE TO GET MORE INFORMATION

For additional information please refer to the enclosed prospectus, or call our information hotline at (            )             -                        to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our office in Dorchester on Thursdays from 9:00am to 5:00pm and Fridays from 9:00am to 12:00 Noon. The stock information center will be closed on weekends and bank holidays.

Dear Friend:

We are pleased to announce that Meetinghouse Bank is converting from the mutual to stock form of organization, subject to approval by the depositors of Meetinghouse Bank at a Special Meeting of Depositors. Meetinghouse Bank will be the wholly owned subsidiary of a newly formed stock holding company named Meetinghouse Bancorp, Inc. In connection with the conversion, Meetinghouse Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about an investment in the common stock of Meetinghouse Bancorp, Inc., we are sending you the following materials which describe the conversion and stock offering.

  PROSPECTUS: This document provides detailed information about Meetinghouse Bank's operations and the proposed conversion and offering of Meetinghouse Bancorp, Inc. common stock.

  STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment before the order deadline of 12:00 Noon, Eastern Time, on                        . Delivery of an original stock order form (we reserve the right to reject copies or facsimiles) and full payment may be made by overnight courier to the address listed on the top of the stock order form, by hand-delivery to Meetinghouse Bank's office in Dorchester, MA, or by mail, using the Stock Order Reply Envelope provided. Please do not mail stock order forms to Meetinghouse Bank's office.

As a friend of Meetinghouse Bank, you will have the opportunity to buy common stock directly from Meetinghouse Bancorp, Inc. without paying a commission.

If you have any questions regarding the offering, please call our information hotline at (      )      -        to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our office in Dorchester on Thursdays from 9:00am to 5:00pm and Fridays from 9:00am to 12:00 Noon. The stock information center will be closed on weekends and bank holidays.

Sincerely,

Anthony A. Paciulli

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Depositor:

We are pleased to announce that Meetinghouse Bank is converting from the mutual to stock form of organization, subject to approval by the depositors of Meetinghouse Bank at a Special Meeting of Depositors. Meetinghouse Bank will be the wholly owned subsidiary of a newly formed stock holding company named Meetinghouse Bancorp, Inc. In connection with the conversion, Meetinghouse Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

The Board of Directors believes the conversion will offer a number of advantages, such as an opportunity for depositors of Meetinghouse Bank to become stockholders of Meetinghouse Bancorp, Inc.

Please remember:

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  Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC") and by the Share Insurance Fund.

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  There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

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  Members have a right, but not an obligation, to buy Meetinghouse Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

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  Like all stock, shares of Meetinghouse Bancorp, Inc.'s common stock issued in this offering will not be insured by the FDIC or by the Share Insurance Fund.

The enclosed prospectus contains a detailed discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of Meetinghouse Bancorp, Inc., your Stock Order and Certification Form and payment must be received by us before 12:00 Noon, Eastern time, on                                    .

As a depositor of Meetinghouse Bank as of                        , 2012 you are invited to the Special Meeting of Depositors to vote on the approval of Meetinghouse Bank's Plan of Conversion. The meeting will be held at                                    , MA at             a.m./p.m. We urge you to attend.

If you have any questions regarding the offering, please call our information hotline at (      )        -         to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our office in Dorchester on Thursdays from 9:00 a.m. to 5:00 p.m. and Fridays from 9:00 a.m. to 12:00 Noon. The stock information center will be closed on weekends and bank holidays.

Sincerely,

Anthony A. Paciulli

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Depositor:

We are pleased to announce that Meetinghouse Bank is converting from the mutual to stock form of organization, subject to approval by the depositors of Meetinghouse Bank at a Special Meeting of Depositors. Meetinghouse Bank will be the wholly owned subsidiary of a newly formed stock holding company named Meetinghouse Bancorp, Inc. In connection with the conversion, Meetinghouse Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Unfortunately, Meetinghouse Bancorp, Inc. is unable to either offer or sell its common stock to you for one or more of the following reasons; the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities or other laws of your jurisdiction impractical for reasons of cost or otherwise, or you were not a depositor on the eligibility record date of December 31, 2010 or supplemental eligibility record date of December 31, 2011. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Meetinghouse Bancorp, Inc.

However, as a depositor of Meetinghouse Bank as of                        , 2012 you are invited to the Special Meeting of Depositors to vote on the approval of Meetinghouse Bank's Plan of Conversion. The meeting will be held at                        , MA at         a.m./p.m. We urge you to attend.

If you have any questions regarding the Plan of Conversion, please call our information hotline at (      )       -        to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our office in Dorchester on Thursdays from 9:00 a.m. to 5:00 p.m. and Fridays from 9:00 a.m. to 12:00 Noon. The stock information center will be closed on weekends and bank holidays.

Sincerely,

Anthony A. Paciulli

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Prospective Investor:

We are pleased to announce that Meetinghouse Bank is converting from the mutual to stock form of organization, subject to approval by the depositors of Meetinghouse Bank at a Special Meeting of Depositors. Meetinghouse Bank will be the wholly owned subsidiary of a newly formed stock holding company named Meetinghouse Bancorp, Inc. In connection with the conversion, Meetinghouse Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about an investment in the common stock of Meetinghouse Bancorp, Inc. Please read and review the materials carefully.

  PROSPECTUS: This document provides detailed information about Meetinghouse Bank's operations and the proposed conversion and offering of Meetinghouse Bancorp, Inc. common stock.

  STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment before the order deadline of 12:00 Noon, Eastern Time, on                        . Delivery of an original stock order form (we reserve the right to reject copies or facsimiles) and full payment may be made by overnight courier to the address listed on the top of the stock order form, by hand-delivery to Meetinghouse Bank's office in Dorchester, MA, or by mail, using the Stock Order Reply Envelope provided. Please do not mail stock order forms to Meetinghouse Bank's office.

We invite you and other community members to become stockholders of Meetinghouse Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from Meetinghouse Bancorp, Inc. without paying a commission.

If you have any questions regarding the offering, please call our information hotline at (      )        -         to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our office in Dorchester on Thursdays from 9:00 a.m. to 5:00 p.m. and Fridays from 9:00 a.m. to 12:00 Noon. The stock information center will be closed on weekends and bank holidays.

Sincerely,

Anthony A. Paciulli

President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

To Depositors and Friends
of Meetinghouse Bank

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Meetinghouse Bank in converting from the mutual to stock form of organization, subject to approval by the depositors of Meetinghouse Bank. Upon completion of the conversion, Meetinghouse Bank will be a wholly owned subsidiary of a newly formed stock holding company named Meetinghouse Bancorp, Inc. In connection with the conversion, Meetinghouse Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of Meetinghouse Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Meetinghouse Bancorp, Inc. common stock being offered to depositors of Meetinghouse Bank and other persons until 12:00 Noon, Eastern Time, on                        . Please read the enclosed prospectus carefully for a complete description of the stock offering. Meetinghouse Bancorp, Inc. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the offering, please call our information hotline at (      )       -        to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 10:00 a.m. to 6:00 p.m., Eastern time. You may also meet in person with a representative by visiting our stock information center located at our office in Dorchester on Thursdays from 9:00am to 5:00pm and Fridays from 9:00am to 12:00 Noon. The stock information center will be closed on weekends and bank holidays.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of common stock is subject to investment risks, including possible loss of the principal invested.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

 Read This First

Guidance for Depositors of Meetinghouse Bank

        Meetinghouse Bancorp, Inc., the proposed holding company of Meetinghouse Bank, is in the process of selling stock to the public, as part of its mutual-to-stock conversion. As a depositor of Meetinghouse Bank, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

        On occasion, unscrupulous people attempt to persuade depositors to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate Federal and State regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact our information hotline at (      )                . Meetinghouse Bancorp, Inc. is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

        How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, or that the practice is common, and even if you are caught, your legal expenses will be covered.

        On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in the Meetinghouse Bancorp, Inc. mutual-to-stock conversion offering. If you have questions, please contact our information hotline at (      )                .

What Investors Need to Know

        Key concepts for investors to bear in mind when considering whether to participate in the Meetinghouse Bancorp, Inc. mutual-to-stock conversion offering include the following:

  •
  Know the Rules – By law, depositors cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, depositors cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

  •
  "Neither a Borrower nor a Lender Be" – If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

  •
  Watch Out for Opportunists – The opportunist may tell you that he or she is a lawyer – or a consultant or a professional investor or some similarly impressive tale – who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

  •
  Get the Facts from the Source – If you have any questions about this securities offering, or if you have any doubts about a transaction proposed to you by someone else, please call our information hotline at (      )                .

    The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

We invite you to attend the Meetinghouse Bank Special Meeting of Depositors to be held on           , 2012,          a.m./p.m., at           , MA.

At the meeting you will have the opportunity to vote on approval of the Plan of Conversion whereby Meetinghouse Bank will convert from the mutual to the stock form of ownership.

Your Board of Directors Unanimously
Recommends a Vote
"FOR" the Plan of Conversion.

Please mark your calendar and plan to attend the Meetinghouse Bank Special Meeting of Depositors on               , 2012. We urge you to attend.

Thank you,

Anthony A. Paciulli
President and Chief Executive Officer

For further information please call our Information Center at (      )       -        .

QuickLinks

  Exhibit 99.2
Meetinghouse Bancorp Logo
Proposed Holding Company for Meetinghouse Bank
Questions and Answers About Our Conversion and Stock Offering
Read This First